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                                                                EXHIBIT 23.2

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 1997, (except with respect to Notes 4 and 6, as to which the date is May 22, 1997) included in Excelsior-Henderson Motorcycle Manufacturing Company's Form S-1 Registration Statement No. 333-27789 and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
October 22, 1997